Exhibit 99.1
Press Release
TRICO LAUNCHES OFFER TO IMPLEMENT FINANCIAL RESTRUCTURING PLAN SUPPORTED
BY MAJOR NOTEHOLDERS
—Company Launches Out-of-Court Exchange Offer for Debt-To-Equity Swap—
—Will Simultaneously Seek Support for Voluntary Prepackaged Plan of Reorganization as Back-Up
Alternative—
—Operations Expected to Continue in Normal Course during Restructuring Process—
     HOUSTON, Texas, March 1, 2011 — Trico Marine Services, Inc. (Pink Sheets: TRMAQ) (“Trico Marine”), announced today that its subsidiaries Trico Supply AS (“Trico Supply”) and Trico Shipping AS (“Trico Shipping” and, together with Trico Supply, the “Company”) have launched an offer to implement a financial restructuring plan pursuant to an amended restructuring support agreement (the “RSA”) with a group of noteholders (the “Supporting Noteholders”) who together hold approximately 83% of the aggregate principal amount of Trico Shipping’s outstanding 11 7/8% senior secured notes due 2014 (the “Notes”).
     “With the support of the majority of our noteholders, we are pleased to begin this important step in soliciting the participation of our creditors and other stakeholders in our financial restructuring plan,” said Richard A. Bachmann, Trico Marine’s Chairman of the Board of Directors, President and Chief Executive Officer. “We believe launching the Exchange Offer and the related transactions are an important step toward the goal of reducing Trico Supply’s outstanding debt while providing stability and operating flexibility that will benefit our employees, customers, partners and vendors. We are confident that these efforts to strengthen Trico Supply’s balance sheet will position us for the long-term. Importantly, we would like to thank our hard working employees, loyal customers and vendors and our creditors for their support during this process.”
     Pursuant to the RSA, which sets forth the terms of the Company’s financial restructuring plan, Trico Shipping has launched an out-of-court exchange offer (the “Exchange Offer”) to noteholders to exchange their Notes for a pro rata share, together with the lenders under Trico Shipping’s working capital facility, of 95% of the common stock (the “New Common Stock”) of DeepOcean Group Holding AS, a to-be-formed Norwegian company that would be the holding company of the Trico Supply Group. The Exchange Offer is subject to, among other things, the condition that at least 99% of the outstanding Notes validly tender and not withdraw their Notes and the receipt of consent from Trico Shipping’s secured working capital credit facility lenders. The Exchange Offer is also accompanied by a consent solicitation to noteholders to amend the indenture by eliminating or modifying certain restrictive covenants and other provisions. In connection with the restructuring, the U.S. Bankruptcy Court with jurisdiction over the Trico Marine bankruptcy cases has approved a settlement that compromises the intercompany claims and equity interests held by Trico Marine and certain subsidiaries in the Company in exchange for 5% of the New Common Stock and warrants to acquire an additional 10% of the New Common Stock, which the Company expects would ultimately be distributed to certain creditors of Trico Marine. The restructuring also would provide a new $100 million first priority senior secured credit facility that would be used to refinance some existing debt and fund working capital borrowings. Upon successful consummation of the Exchange Offer and related transactions, the Company would reduce its estimated total debt outstanding to approximately $75 million.
     As an alternative to the Exchange Offer, the Company agreed in the RSA to solicit acceptances from its noteholders of a prepackaged plan of reorganization (the “Prepackaged Plan”). In the event certain conditions to the Exchange Offer are not satisfied, and if a sufficient number of holders and amount of Notes vote to accept the Prepackaged Plan, the Company intends to file petitions under chapter 11 of the U.S. Bankruptcy Code and pursue an in-court restructuring. In the event the Company files a Prepackaged Plan, the Company expects to fund its working capital requirements with a debtor-in-possession financing facility provided by the Supporting Noteholders that would be adequate to cover administrative costs as well as payments to vendors during the pendency of the chapter 11 proceedings. If confirmed, the Prepackaged Plan would have principally the same effect as the Exchange Offer.
     The Company does not anticipate interruption in its operations during the restructuring regardless of whether the Company conducts its restructuring in or out of the chapter 11 process. The Company expects to move quickly through the reorganization process with its same commitment to quality, consistency and customer service as has been its hallmark since its inception.
     Under the proposed restructuring, the Company intends to continue serving customers in the normal course. Additionally, it intends to continue to pay in full all vendors and suppliers under normal terms in the ordinary course of business. The implementation of the transactions contemplated by the RSA is dependent on a number of factors and approvals, however, there can be no assurance that the treatment of creditors outlined above will not change significantly.
     Pursuant to the RSA, the Supporting Noteholders have agreed to, among other things, (1) support and use commercially reasonable efforts to complete the financial restructuring, including by tendering their Notes into the Exchange Offer, delivering their consents in a related consent solicitation and voting in favor of the Prepackaged Plan; and (2) not exercise remedies or direct the trustee to exercise remedies under the indenture governing the Notes for any default or event of default that has occurred or may occur thereunder. The RSA may be terminated by the Supporting Noteholders or the Company upon the occurrence of certain events enumerated in the RSA.
     The Exchange Offer is being made, and the New Common Stock is being offered and issued within the United States only to “qualified institutional buyers” as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) or institutional “accredited investors,” as defined in Rule 501 under the Securities Act, and outside the United States to non-U.S. investors. The New Common Stock to be offered has not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
     This press release is for informational purposes only and does constitute an offer to purchase the Notes or the New Common Stock or an offer to sell securities. The Exchange Offer, the Consent Solicitation and the solicitation of acceptances of the Prepackaged Plan is only being made pursuant to a Confidential Offering Circular, Consent Solicitation Statement and Disclosure Statement for Prepackaged Plan (the “Statement”) which explains the full terms and conditions of the Exchange Offer, the Consent Solicitation and the Prepackaged Plan and is not being made to holders of the Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. When and if these materials become available, holders of the Notes should read them carefully, as well as any amendments or supplements to those documents, because they will contain important information. In addition, the Company will provide copies of these documents free of charge to holders of its outstanding Notes upon request to Epiq Systems Inc., at (646) 282-2400.
     The Company has not yet filed the Prepackaged Plan referred to above. In the event the financial restructuring plan is implemented pursuant to the Prepackaged Plan, such restructuring plan is dependent upon a number of factors, including: the filing of petitions for relief under chapter 11 of the U.S. Bankruptcy Code, the filing of the Prepackaged Plan; the approval of a disclosure statement by the U.S. Bankruptcy Court; and the confirmation and consummation of the Prepackaged Plan in accordance with the provisions of the U.S. Bankruptcy Code.
About Trico
     Trico Marine is an integrated provider of subsea, trenching and marine support vessels and services. Trico Marine’s towing and supply division provides a broad range of marine support services to the oil and gas industry through use of its diversified fleet of vessels including the transportation of drilling materials, supplies and crews to drilling rigs and other offshore facilities; towing drilling rigs and equipment, and support for the construction, installation, repair and maintenance of offshore facilities. Trico Marine’s subsea services and trenching/installation divisions control a well equipped fleet of vessels and operate a fleet of modern ROVs and trenching and other subsea protection equipment. Trico Marine is headquartered in Houston, Texas and has a global presence with operations in the North Sea, West Africa, Mexico, Brazil and Southeast Asia. For more information about Trico Marine Services, Inc. visit us on the web at www.tricomarine.com.
Forward-looking Statements:
     Certain statements and information in this press release may constitute “forward-looking statements.” The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on Trico Marine’s current expectations and beliefs concerning future developments and their potential effect on Trico Marine. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting Trico Marine will be those that it anticipates. Trico Marine’s forward-looking statements involve significant risks and uncertainties (some of which are beyond its control) and assumptions that could cause actual results to differ materially from its historical experience and its present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: (i) the ability of Trico Supply to implement a debt-for-equity conversion; (ii) Trico Marine’s and its subsidiaries’ ability to continue as a going concern; (iii) Trico Marine’s and its subsidiaries’ ability to obtain court approval with respect to motions in Trico Marine’s chapter 11 cases; (iv) the ability of Trico to confirm and consummate one or more plans of reorganization with respect to the chapter 11 cases; (v) the ability of Trico Marine and its subsidiaries to obtain and maintain normal terms with vendors and service providers; (vi) Trico Marine’s ability to maintain contracts that are critical to its operations; (vii) the potential adverse impact of the chapter 11 cases on Trico Marine’s liquidity or results of operations; (viii) the ability of Trico Marine to attract, motivate and/or retain key executives and employees; (ix) the ability of Trico Marine to attract and retain customers; and (x) other risks and factors regarding Trico Marine and its industry identified from time to time in Trico Marine’s reports filed with the SEC. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. Trico Marine undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.
CONTACTS
Meaghan Repko / Nicholas Lamplough
Joele Frank, Wilkinson Brimmer
Katcher (212) 355-4449

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